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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70943 and 333-49079) and Form S-8 (Nos. 333-45650, 333-38596, 333-70933, 333-37733, 333-24577 and 333-05737) of Watson
Pharmaceuticals, Inc. of our report dated February 4, 2000, except as to the pooling of interests with Makoff R&D Laboratories, Inc. which is as of November 15, 2000, relating to the supplemental financial statements of Watson Pharmaceuticals, Inc., which appears in this Current Report on Form 8-K.




/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
January 26, 2001